UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018 (January 16, 2018)

Worldpay, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive
Symmes Township, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 900-5250

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Philip Jansen – Co-Chief Executive Officer

As previously disclosed, on January 16, 2018, Worldpay, Inc., formerly Vantiv, Inc. (the “Company”), completed its previously announced acquisition of all of the outstanding shares of Worldpay Group Limited, formerly Worldpay Group plc (“Legacy Worldpay”).

As of January 16, 2018, the board of directors of the Company appointed Messrs. Charles Drucker and Philip Jansen, age 50, as Co-Chief Executive Officers of the Company. Philip Jansen was appointed as chief executive officer of Legacy Worldpay in April 2013. He is also currently a senior adviser to Bain Capital. Philip was previously chief executive officer of Brakes Group and prior to that he held a variety of senior roles in Sodexo Holdings Limited, latterly as group chief operating officer and chief executive officer, Europe, South Africa and India. Earlier in his career, Philip was chief operating officer of MyTravel plc and managing director of Telewest Communications PLC. He started his career with Procter & Gamble. While Philip has gained significant international and chief executive officer experience in the international business sector, he has also developed key strengths in business transformation, change management and strategy development.

At this time, the Company has not entered into a new contract or arrangement with Philip Jansen in connection with his appointment as Co-Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: January 22, 2018	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal and Corporate Services Officer and Secretary